Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2013 FIRST QUARTER RESULTS

Expects to be Profitable for Fiscal 2013

RED BANK, NJ, March 6, 2013 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its first quarter ended January 31, 2013.

RESULTS FOR THREE MONTH PERIOD ENDED JANUARY 31, 2013:

●	Total revenues were $358.2 million for the fiscal 2013 first quarter up 32.9% compared with $269.6 million during the fiscal first quarter of 2012.

●	Deliveries, including unconsolidated joint ventures, were 1,188 homes for the quarter ended January 31, 2013, up 17.4% compared with 1,012 homes in the 2012 first quarter.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the three months ended January 31, 2013 increased 42.1% to $463.2 million compared with $326.0 million in fiscal first quarter of the prior year. The number of net contracts increased 24.6% to 1,344 homes in the first quarter of 2013 from 1,079 homes in the 2012 first quarter.

●

Contract backlog, as of January 31, 2013, including unconsolidated joint ventures, was $812.1 million for 2,301 homes, which was an increase of 40.4% and 33.0%, respectively, compared to January 31, 2012.

●

Homebuilding gross margin percentage, before interest expense included in cost of sales, increased to 17.0% for the first quarter of fiscal 2013, compared with 16.5% in the first quarter of the previous year.

●	Total SG&A was $49.3 million, or 13.8% of total revenues, for the first quarter ended January 31, 2013 compared to $46.0 million, or 17.1% of total revenues, in last year’s fiscal first quarter.

●	Consolidated pre-tax land-related charges during the fiscal first quarter of 2013 were $0.7 million compared with $3.3 million in the same period of the prior year.

●	Total interest expense as a percentage of total revenues declined 320 basis points to 9.6% during the first quarter of fiscal 2013 compared with 12.8% in the previous year’s first quarter.

●	Adjusted EBITDA increased to $16.5 million for the fiscal 2013 first quarter compared to $2.8 million during the same quarter a year ago.

●

Excluding land-related charges, expenses associated with the debt exchange offer and gain on extinguishment of debt, the pre-tax loss for the three months ended January 31, 2013 was $20.1 million compared with a pre-tax loss of $34.3 million during the same quarter a year ago.

●

Net loss was $11.3 million in the fiscal 2013 first quarter, or $0.08 per common share, including a $9.7 million federal tax benefit, compared with a net loss of $18.3 million, or $0.17 per common share, in the prior year’s fiscal first quarter, which included a net benefit of $20.1 million from gains on extinguishment of debt less expenses associated with a debt exchange offer.

●	The contract cancellation rate, including unconsolidated joint ventures, for the fiscal 2013 first quarter was 17%, compared with 21% during the first quarter of 2012.

●

During February of 2013, the dollar value of net contracts and the number of net contracts, including unconsolidated joint ventures, increased 31.3% and 17.8%, respectively, to $219.1 million compared with $166.9 million and to 622 homes from 528 homes in February of 2012.

●

The valuation allowance was $943.9 million as of January 31, 2013. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF JANUARY 31, 2013:

●

After spending $111.7 million during the first quarter of 2013 on land and land development, homebuilding cash was $261.6 million as of January 31, 2013, including $28.8 million of restricted cash required to collateralize letters of credit.

●	As of January 31, 2013, the land position, including unconsolidated joint ventures, was 29,705 lots, consisting of 11,055 lots under option and 18,650 owned lots.

COMMENTS FROM MANAGEMENT:

“Provided there are no adverse changes in current market conditions, we anticipate our deliveries, revenues and gross margin will increase in fiscal 2013 compared with fiscal 2012 with the greatest improvement in these metrics expected to occur during the second half of the fiscal year,” said Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “In addition, we are optimistic that the recent increases in net contracts we have reported will continue and could lead to our best spring selling season in years. Given the size of our contract backlog, the average gross margin on homes currently in contract backlog and assuming that market conditions remain stable, we are pleased to project our return to profitability for fiscal 2013. It has been a long and difficult cycle, but we finally see the benefits of the many steps we have taken to prepare ourselves for this inevitable market upturn.”

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2013 first quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, March 6, 2013. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2012 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2013
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Total Revenues	$358,211	$269,599
Costs and Expenses (a)	381,302	311,836
Gain on Extinguishment of Debt	-	24,698
Income (Loss) from Unconsolidated Joint Ventures	2,289	(23)
Loss Before Income Taxes	(20,802)	(17,562)
Income Tax (Benefit) Provision	(9,494)	703
Net Loss	$(11,308)	$(18,265)

Per Share Data:
Basic:
Loss Per Common Share	$(0.08)	$(0.17)
Weighted Average Number of Common Shares Outstanding (b)	141,725	108,735
Assuming Dilution:
Loss Per Common Share	$(0.08)	$(0.17)
Weighted Average Number of Common Shares Outstanding (b)	141,725	108,735

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2013
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and
Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Loss Before Income Taxes	$(20,802)	$(17,562)
Inventory Impairment Loss and Land Option Write-Offs	665	3,325
Expenses Associated with the Debt Exchange Offer	-	4,594
Gain on Extinguishment of Debt	-	(24,698)
Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt (a)	$(20,137)	$(34,341)

(a) Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2013
Gross Margin (Dollars in Thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Sale of Homes	$334,281	$252,330
Cost of Sales, Excluding Interest (a)	277,558	210,573
Homebuilding Gross Margin, Excluding Interest	56,723	41,757
Homebuilding Cost of Sales Interest	10,160	10,936
Homebuilding Gross Margin, Including Interest	$46,563	$30,821

Gross Margin Percentage, Excluding Interest	17.0%	16.5%
Gross Margin Percentage, Including Interest	13.9%	12.2%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Land Sales	$11,827	$8,604
Cost of Sales, Excluding Interest (a)	11,197	6,854
Land Sales Gross Margin, Excluding Interest	630	1,750
Land Sales Interest	120	1,540
Land Sales Gross Margin, Including Interest	$510	$210

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
January 31, 2013
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Net Loss	$(11,308)	$(18,265)
Income Tax (Benefit) Provision	(9,494)	703
Interest Expense	34,280	34,471
EBIT (a)	13,478	16,909
Depreciation	1,462	1,658
Amortization of Debt Costs	904	963
EBITDA (b)	15,844	19,530
Inventory Impairment Loss and Land Option Write-offs	665	3,325
Expenses Associated with Debt Exchange Offer	-	4,594
Gain on Extinguishment of Debt	-	(24,698)
Adjusted EBITDA (c)	$16,509	$2,751

Interest Incurred	$32,653	$36,345

Adjusted EBITDA to Interest Incurred	0.51	0.08

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2013
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2013	2012
	(Unaudited)
Interest Capitalized at Beginning of Period	$116,056	$121,441
Plus Interest Incurred	32,653	36,345
Less Interest Expensed	34,280	34,471
Interest Capitalized at End of Period (a)	$114,429	$123,315

(a) The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2013	October 31, 2012
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$232,793	$258,323
Restricted cash and cash equivalents	39,580	41,732
Inventories:
Sold and unsold homes and lots under development	689,539	671,851
Land and land options held for future development or sale	225,455	218,996
Consolidated inventory not owned - other options	90,894	90,619
Total inventories	1,005,888	981,466
Investments in and advances to unconsolidated joint ventures	53,446	61,083
Receivables, deposits, and notes	47,338	61,794
Property, plant, and equipment – net	47,781	48,524
Prepaid expenses and other assets	58,689	66,694
Total homebuilding	1,485,515	1,519,616

Financial services:
Cash	5,360	14,909
Restricted cash and cash equivalents	11,915	22,470
Mortgage loans held for sale	72,424	117,024
Other assets	2,475	10,231
Total financial services	92,174	164,634
Income taxes receivable – including net deferred tax benefits	2,621	-
Total assets	$1,580,310	$1,684,250

(1)  Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	January 31, 2013	October 31, 2012
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$44,427	$38,302
Accounts payable and other liabilities	261,478	296,510
Customers’ deposits	28,895	23,846
Nonrecourse mortgages secured by operating properties	18,522	18,775
Liabilities from inventory not owned	78,213	77,791
Total homebuilding	431,535	455,224

Financial services:
Accounts payable and other liabilities	20,822	37,609
Mortgage warehouse line of credit	52,038	107,485
Total financial services	72,860	145,094

Notes payable:
Senior secured notes	977,674	977,369
Senior notes	458,869	458,736
Senior amortizing notes	23,149	23,149
Senior exchangeable notes	63,887	76,851
TEU senior subordinated amortizing notes	5,150	6,091
Accrued interest	28,419	20,199
Total notes payable	1,557,148	1,562,395
Income taxes payable	-	6,882
Total liabilities	2,061,543	2,169,595

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at January 31, 2013 and at October 31, 2012	135,299	135,299
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued 136,239,926 shares at January 31, 2013 and 130,055,304 shares at October 31, 2012 (including 11,760,763 shares at January 31, 2013 and October 31, 2012 held in Treasury)	1,362	1,300
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 30,000,000 shares; issued 15,349,899 shares at January 31, 2013 and 15,350,101 shares at October 31, 2012 (including 691,748 shares at January 31, 2013 and October 31, 2012 held in Treasury)	153	154
Paid in capital - common stock	684,091	668,735
Accumulated deficit	(1,187,011)	(1,175,703)
Treasury stock - at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(481,466)	(485,575)
Noncontrolling interest in consolidated joint ventures	233	230
Total equity deficit	(481,233)	(485,345)
Total liabilities and equity	$1,580,310	$1,684,250

(1) Derived from the audited balance sheet as of October 31, 2012.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2013	2012
Revenues:
Homebuilding:
Sale of homes	$334,281	$252,330
Land sales and other revenues	12,271	10,579
Total homebuilding	346,552	262,909
Financial services	11,659	6,690
Total revenues	358,211	269,599

Expenses:
Homebuilding:
Cost of sales, excluding interest	288,755	217,427
Cost of sales interest	10,280	12,476
Inventory impairment loss and land option write-offs	665	3,325
Total cost of sales	299,700	233,228
Selling, general and administrative	36,771	33,254
Total homebuilding expenses	336,471	266,482

Financial services	7,428	5,177
Corporate general and administrative	12,503	12,784
Other interest	24,000	21,995
Other operations	900	5,398
Total expenses	381,302	311,836
Gain on extinguishment of debt	-	24,698
Income (loss) from unconsolidated joint ventures	2,289	(23)
Loss before income taxes	(20,802)	(17,562)
State and federal income tax (benefit) provision:
State	233	633
Federal	(9,727)	70
Total income taxes	(9,494)	703
Net loss	$(11,308)	$(18,265)

Per share data:
Basic:
Loss per common share	$(0.08)	$(0.17)
Weighted-average number of common shares outstanding	141,725	108,735
Assuming dilution:
Loss per common share	$(0.08)	$(0.17)
Weighted-average number of common shares outstanding	141,725	108,735

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)
					Communities Under Development Three Months - January 31, 2013
		Net Contracts (1)			Deliveries			Contract
		Three Months Ending			Three Months Ending			Backlog
		January 31,			January 31,			January 31,
		2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Northeast
(includes unconsolidated	Home	123	109	12.8%	145	126	15.1%	272	349	(22.1)%
joint ventures)	Dollars	$60,751	$50,983	19.2%	$72,361	$59,525	21.6%	$129,344	$158,211	(18.2)%
(NJ, PA)	Avg. Price	$493,910	$467,737	5.6%	$499,040	$472,418	5.6%	$475,529	$453,325	4.9%
Mid-Atlantic
(includes unconsolidated	Home	214	168	27.4%	171	145	17.9%	409	393	4.1%
joint ventures)	Dollars	$99,031	$66,226	49.5%	$76,443	$59,041	29.5%	$185,787	$161,242	15.2%
(DE, MD, VA, WV)	Avg. Price	$462,762	$394,203	17.4%	$447,038	$407,181	9.8%	$454,247	$410,284	10.7%
Midwest
(includes unconsolidated	Home	184	168	9.5%	166	100	66.0%	517	368	40.5%
joint ventures)	Dollars	$48,820	$34,799	40.3%	$40,140	$23,374	71.7%	$124,598	$75,868	64.2%
(IL, MN, OH)	Avg. Price	$265,326	$207,137	28.1%	$241,808	$233,741	3.5%	$241,002	$206,162	16.9%
Southeast
(includes unconsolidated	Home	142	126	12.7%	125	110	13.6%	300	184	63.0%
joint ventures)	Dollars	$40,999	$30,879	32.8%	$33,886	$27,657	22.5%	$86,452	$46,798	84.7%
(FL, GA, NC, SC)	Avg. Price	$288,723	$245,069	17.8%	$271,090	$251,427	7.8%	$288,175	$254,338	13.3%
Southwest
(includes unconsolidated	Home	559	398	40.5%	448	388	15.5%	617	341	80.9%
joint ventures)	Dollars	$159,269	$103,860	53.3%	$120,728	$91,153	32.4%	$199,381	$99,650	100.1%
(AZ, TX)	Avg. Price	$284,918	$260,954	9.2%	$269,483	$234,930	14.7%	$323,146	$292,225	10.6%
West
(includes unconsolidated	Home	122	110	10.9%	133	143	(7.0)%	186	95	95.8%
joint ventures)	Dollars	$54,294	$39,230	38.4%	$49,716	$43,980	13.0%	$86,551	$36,670	136.0%
(CA)	Avg. Price	$445,035	$356,632	24.8%	$373,806	$307,552	21.5%	$465,328	$385,995	20.6%
Grand Total
	Home	1,344	1,079	24.6%	1,188	1,012	17.4%	2,301	1,730	33.0%
	Dollars	$463,164	$325,977	42.1%	$393,274	$304,730	29.1%	$812,113	$578,439	40.4%
	Avg. Price	$344,616	$302,111	14.1%	$331,039	$301,116	9.9%	$352,939	$334,358	5.6%
Consolidated Total
	Home	1,195	940	27.1%	1,062	889	19.5%	2,022	1,438	40.6%
	Dollars	$396,946	$264,765	49.9%	$334,281	$252,330	32.5%	$694,983	$457,369	52.0%
	Avg. Price	$332,172	$281,665	17.9%	$314,765	$283,836	10.9%	$343,710	$318,059	8.1%
Unconsolidated Joint Ventures
	Home	149	139	7.2%	126	123	2.4%	279	292	(4.5)%
	Dollars	$66,218	$61,212	8.2%	$58,993	$52,400	12.6%	$117,130	$121,070	(3.3)%
	Avg. Price	$444,419	$440,372	0.9%	$468,201	$426,013	9.9%	$419,822	$414,625	1.3%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.